Exhibit 99.1

ImmuCell

ImmuCell Announces Preliminary, Unaudited Sales Results
for Q3 2023

For Immediate Release

PORTLAND, Maine – October 5, 2023 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically proven and practical products that improve the health and productivity of dairy and beef cattle, today announced preliminary, unaudited sales results for the third quarter of 2023, which ended September 30, 2023.

Preliminary, Unaudited Total Sales Results:
	2023	2022	$ Increase ($ Decrease)		% Increase (% Decrease)
During the Three-Month Periods Ended September 30,	$5.40 million	$4.80 million	$600,000		13%

During the Nine-Month Periods Ended September 30,	$12.38 million	$14.66 million	$(2.28 million	)	(16%)

During the Trailing Twelve-Month Periods Ended September 30,	$16.29 million	$20.10 million	$(3.81 million	)	(19%)

Total sales during the three-month period ended September 30, 2023 were above the comparable period ended September 30, 2022, but sales during the nine-month and twelve-month periods ended September 30, 2023 still lagged behind the comparable periods ended September 30, 2022.

Finished goods produced increased steadily from approximately $3.3 million to $4 million and further to $5.3 million during the first, second and third quarters of 2023, respectively. The Company aims to produce finished goods with an approximate sales value of $6 million per quarter, as it implements and optimizes recent investments to increase its production capacity. Third quarter production was approximately 89% of this objective.

As the work to increase production output to meet demand continues, the backlog of orders increased to approximately $8.9 million as of September 30, 2023, which is an increase from approximately $8 million as of June 30, 2023 and a significant increase from approximately $2.5 million as of December 31, 2022.

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“We believe that we are on the right track to increase production output, but we still have more work to do to catch up to product demand,” commented Michael F. Brigham, President and CEO of ImmuCell. “Due to a six-month delay by a key equipment fabricator, we were not able to benefit from all the new equipment installations and facility expansions needed to increase our production output until the beginning of this year. However, before we could benefit from this increased capacity, we incurred a contamination event in our production process that forced a slowdown in production to remediate. We now anticipate that we are in a good position to move past the contamination events that plagued us during the first part of the year and put implementation of our plan to rebuild for growth back on track, as indicated by the growth in both production and sales during the three-month period ended September 30, 2023.”

“In addition, we continue to work to achieve FDA approval to commercialize Re-Tain®,” Mr. Brigham concluded. “We made our third submission of the CMC Technical Section in August, which is subject to a six-month review by the FDA.”

Since the first quarter of 2020, the Company has been providing a preliminary look at its top line results soon after the close of the quarter. The Company expects to provide this prompt, preliminary report on product sales until further notice going forward.

Conference Call:

The Company will host a conference call on Tuesday, November 14, 2023 at 9:00 AM ET to discuss the full financial results for the quarter ended September 30, 2023. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available until November 21, 2023 at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing replay access code #5077962. Investors are encouraged to review the Company’s updated Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company.

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release and the statements to be made in the related earnings conference call referenced herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; future demand for our products; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold per unit; the adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the impacts of backlogs on customer relationships; the effectiveness of our contamination remediation efforts; the likelihood, severity or adverse impact of future contamination events impacting our production process; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; future regulatory requirements relating to our products; the efficacy of our investments in our business; anticipated changes in our manufacturing capabilities and efficiencies; our effectiveness in competing against competitors within both our existing and our anticipated product markets; and any other statements that are not historical facts. These statements are intended to provide management’s current expectation of future events as of the date of this earnings release, are based on management’s estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties relating to: difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain®), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs), uncertainty associated with the timing and volume of customer orders as we come out of a prolonged backlog, adverse impacts of supply chain disruptions on our operations and customer and supplier relationships, commercial and operational risks relating to our current and planned expansion of production capacity, and other risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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